Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
LISTED FUNDS TRUST
FUND SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Servicing Agreement, dated as of April 25, 2019, (the “Agreement”), is entered into as of the last date on the signature block, by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Optimized Equity Income ETF.

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement by updating Exhibit 5:

    Exhibit 5 is hereby superseded and replaced in its entirety with Exhibit 5 attached hereto.

This amendment will become effective upon the commencement of operations of the Optimized Equity Income ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

LISTED FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kacie Briody	By:	/s/ Greg Farley

Name:	Kacie Briody	Name:	Greg Farley

Title:	President	Title:	Senior Vice President

Date:	10/09/25 1:52:20 PDT	Date:	10/10/2025

Exhibit 5
to the Listed Funds Trust Fund Servicing Agreement
List of Funds and Fee Schedule

Name of Series

Optimized Equity Income ETF
Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where Core Alternative Capital acts as Adviser to the fund in the Listed Funds Trust

Annual Minimum per Fund[2]		Basis Points on Trust AUM[2]
Funds 1-5	$[ ]	First $[ ]	[ ] bps
Funds 6-10	$[ ]	Next $[ ]	[ ] bps
Funds 11-15	$[ ]	Balance	[ ] bps
Funds 16+	$[ ]

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should "The Adviser" terminate this service agreement with U.S. Bank, N.A. prior to the end of the initial contract period, "The Adviser" will be responsible for the balance of the minimum fees for the remainder of the service agreement's
12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if "The Adviser" launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, "The Adviser" would owe U.S. Bank up to 50% of
$[...] ($[...] admin/acct/ta + $[...] Custody + $[...] distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase All Urban Consumers U.S. City Average.
Fees are calculated pro rata and billed monthly

Adviser’s signature on this Exhibit 5 is not needed. Adviser signed and acknowledged the fee schedule listed on Exhibit 5 on April 21, 2022.

Exhibit 5 (continued) to the Listed Funds Trust Fund Servicing Agreement

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee (subject to board approval)
$[ ] fund 1
$[ ] funds 2-5
$[ ] funds 6+
$[ ] per sub-adviser
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly

Exhibit 5 (continued) to the Listed Funds Trust Fund Servicing Agreement

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]

Fees are calculated pro rata and billed monthly

Exhibit 5 (continued) to the Listed Funds Trust Fund Servicing Agreement

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal In support of external legal counsel

(Subject to services provided; if applicable)
$[ ] per project one fund
$[ ] per project two funds
$[ ] per project three funds
$[ ] per project four funds
Negotiated Fee five funds and above

Additional fee of $[ ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Additional Legal Administration Services

Subsequent new fund launch – $[ ] per fund or as negotiated

Drafting SEC exemptive order application for active and/or passively-managed ETF(s), multi-manager relief or other requested relief.

Active Exemptive Relief $[ ]

Ongoing Annual Legal Administration Services

Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$[ ] first fund
$[ ] each additional fund up to 5 funds
Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing
All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.